EXHIBIT 4.13(b)


                 SALTON SEA PROJECT NOTE (SSIII)


$83,272,000                                     October ___, 1998


          For value received, the undersigned, SALTON SEA POWER GENERATION L.P., a California limited partnership, SALTON SEA BRINE PROCESSING L.P., a California limited partnership, FISH LAKE POWER COMPANY, a Delaware corporation, and SALTON SEA POWER L.L.C., a Delaware limited liability company (collectively, the "Salton Sea Guarantors"), by this promissory note jointly and severally promise to pay to the order of Salton Sea Funding Corporation, a Delaware corporation ("Funding Corporation"), at the office of Chase Manhattan Bank and Trust Company, National Association, a national banking association organized under the laws of the United States, located at 101 California Street, Number 2725, San Francisco, California 94111, in lawful currency of the United States of America and in immediately available funds, the principal amount of $83,272,000, or if less, the aggregate unpaid and outstanding principal amount of this Salton Sea Project Note advanced by Funding Corporation to the Salton Sea Guarantors pursuant to that certain Amended and Restated Credit Agreement (the "Salton Sea Credit Agreement"), dated as of the date hereof by and among the Salton Sea Guarantors and Funding Corporation, and as the same may be amended from time to time, and all other amounts owed by the Salton Sea Guarantors to Funding Corporation hereunder.

          This Salton Sea Project Note is entered into pursuant to the Salton Sea Credit Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in Exhibit A to that certain Trust Indenture, dated as of July 21, 1995 (as the same may be amended, modified or supplemented, including pursuant to the First Supplemental Indenture dated as of October 18, 1995, the Second Supplemental Indenture dated as of June 20, 1996, the Third Supplemental Indenture dated as of July 29, 1996, and the Fourth Supplemental Indenture dated as of the date hereof, the "Indenture"), by and between Funding Corporation and Chase Manhattan Bank and Trust Company, National Association, a national banking association organized under the laws of the United States, successor in interest to Chemical Trust Company of California, as trustee.

          Reference is hereby made to the Salton Sea Credit Agreement, the Indenture and the Security Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of the Salton Sea Guarantors and the rights of the holder of this Salton Sea Project Note.

          The principal amount hereof is payable in accordance with the Salton Sea Credit Agreement, and such principal amount may be prepaid solely in accordance with the Salton Sea Credit
Agreement.

          The Salton Sea Guarantors further agree to pay, in lawful currency of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Salton Sea Credit Agreement, and the Salton Sea Guarantors agree to pay other fees and costs as stated in the Salton Sea Credit Agreement.

          Upon the occurrence of any one or more Credit Agreement Events of Default (as defined in Section 5.1 of the Salton Sea Credit Agreement), all amounts then remaining unpaid under this Salton Sea Project Note may become or be declared to be immediately due and payable as provided in the Salton Sea Credit Agreement, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by the Salton Sea Guarantors.

          The obligations hereunder are subject to the limitations set forth in Section 6.11 of the Salton Sea Credit
Agreement, the provisions of which are hereby incorporated by reference.

          This Salton Sea Project Note shall be construed and interpreted in accordance with and governed by the laws of the State of California without regard to the conflicts of laws rules thereof.

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                              SALTON SEA POWER GENERATION L.P.,
                                                       a
                              California limited partnership

                                                       By:
                              SALTON SEA POWER COMPANY,
                                                            a
                              Nevada corporation, its general
                              partner


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              SALTON SEA BRINE PROCESSING L.P.,
                                                       a
                              California limited partnership

                                                            By:
                                   SALTON SEA POWER COMPANY,
                                                            a
                              Nevada corporation, its general
                              partner


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              FISH LAKE POWER COMPANY,
                                                       a Delaware
                              corporation


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              SALTON SEA POWER L.L.C.,
                              a    Delaware   limited   liability
                              company

                              By:  CE SALTON SEA INC.,
                                    a  Delaware corporation,  its
                              manager


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President